Exhibit 99.1

Pacific Capital Bancorp Names Stephen Masterson Chief Financial Officer

SANTA BARBARA, Calif.--(BUSINESS WIRE)--Pacific Capital Bancorp (Nasdaq:PCBC) today announced that Stephen V. Masterson will become the Company’s new Chief Financial Officer, effective in the next several weeks. Mr. Masterson, 38, is a Certified Public Accountant in California with 16 years of experience in public accounting where he has provided both external audit and audit related services to his clients, mainly within the financial services industry.

Mr. Masterson comes to Pacific Capital from Grant Thornton LLP, a global accounting, tax and business advisory firm, where he was most recently the Partner-in-Charge for all of the firm’s services and activities out of its Woodland Hills, CA office. Prior to his Partner-in-Charge role, Mr. Masterson was the Western Region Practice Leader for Grant Thornton’s Business Advisory Services practice (BAS). In addition to building and managing the BAS practice, Mr. Masterson served as the engagement partner or concurring partner for all BAS related services in the areas of Sarbanes-Oxley compliance, internal audit, information technology, process improvement, and external audit support. Mr. Masterson joined Grant Thornton in 2002 and became a Partner in 2003.

From 1992 through 2002, Mr. Masterson rose to the level of Senior Manager in the external audit practice of Arthur Andersen, and then transferred to Ernst & Young’s external audit practice upon that firm’s acquisition of certain Andersen personnel in Los Angeles. In this role, Mr. Masterson managed the financial statement audit and assurance services for public and private companies, and led certain due diligence and regulatory risk management projects for a variety of financial institutions. While at Andersen, Mr. Masterson was part of the registered independent public accounting team providing external audit services to Pacific Capital Bancorp for seven years.

Mr. Masterson has a Bachelor of Science degree in Commerce and Business Administration with a major in Accounting from the University of Alabama. Mr. Masterson is also a member of the American Institute of Certified Public Accountants and serves on the board of the California Society of Certified Public Accountants in Southern California.

“We are very pleased to add Stephen to our management team,” said George Leis, President and Chief Executive Officer of Pacific Capital Bancorp. “Stephen’s extensive financial reporting, SEC compliance, and risk management background in the financial services industry makes him ideally suited to the responsibilities of Chief Financial Officer. From his prior work on the external auditing team for Pacific Capital, he is very familiar with our varied business lines and understands the unique reporting requirements of our Bank. We believe he will be an excellent cultural fit and will ensure that our finance department operates at the highest level of performance.”

Brad Cowie, who had been serving as Interim Chief Financial Officer, will resume his full-time duties as Chief Risk Officer. Don Lafler, a former Chief Financial Officer of Pacific Capital Bancorp, will continue to serve in an advisory role with the Company.

About Pacific Capital Bancorp

Pacific Capital Bancorp, with $7.4 billion in assets, is the holding company for Pacific Capital Bank, N.A., a nationally chartered bank that does business on the Central Coast of California under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank, and First Bank of San Luis Obispo.

Forward Looking Statements

This press release contains forward-looking statements with respect to the financial condition, results of operation and businesses of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions about the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company’s de novo branching and acquisition efforts, the operating characteristics of the Company’s income tax refund loan and transfer programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in California; (4) the occurrence of terrorist acts; (5) reduced demand for or earnings derived from the Company’s income tax refund loan and refund transfer programs; (6) legislative or regulatory changes or litigation adversely affecting the businesses in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONTACT:
Pacific Capital Bancorp
Debbie Whiteley, Executive Vice President
Director, Investor Relations
805-884-6680
Debbie.Whiteley@pcbancorp.com